Exhibit 99.1

PSQ HOLDINGS, INC (dba PublicSq.)

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2023 and December 31, 2022 and for the Three and Six Months Ended June 30, 2023 and 2022

PSQ HOLDINGS, INC (dba PublicSq.)

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PSQ HOLDINGS, INC (dba PublicSq.)

Condensed Consolidated Balance Sheets

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$6,170,477	$2,330,405
Short-term investments	10,049,870	-
Prepaid expenses and other current assets	1,034,454	289,379
Total current assets	17,254,801	2,619,784
Intangible assets, net	2,439,451	1,267,673
Operating lease right-of-use asset	210,847	293,520
Property and equipment, net	137,353	26,723
Deposits	38,165	7,963
Total assets	$20,080,617	$4,215,663

Liabilities and stockholders’(deficit) equity
Current liabilities
Accounts payable	$573,238	$424,065
Accrued expenses	2,176,742	41,494
Deferred revenue	113,521	49,654
Current portion of operating lease liabilities	185,673	169,275
Total current liabilities	3,049,174	684,488
Convertible notes	37,071,109	-
Operating lease liabilities, non-current	33,293	129,762
Total liabilities	40,153,576	814,250
Commitments and contingencies (Note 14)
Stockholders’ (deficit) equity
Common stock, $0.001 par value; 1,100,000 authorized shares; 900,475 and 771,155 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	900	771
Additional paid in capital	16,219,040	12,384,206
Subscription receivable	-	(99,612)
Accumulated deficit	(36,292,899)	(8,883,952)
Total stockholders’ (deficit) equity	(20,072,959)	3,401,413
Total liabilities and stockholders’ (deficit) equity	$20,080,617	$4,215,663

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PSQ HOLDINGS, INC (dba PublicSq.)

Condensed Consolidated Statements of Operations (Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Revenue	$529,707	$72,941	$907,741	$72,941
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	432,934	154,746	795,907	273,393
General and administrative	3,837,946	857,579	7,987,317	1,327,784
Sales and marketing	2,460,305	406,487	3,068,840	525,046
Research and development	288,483	102,278	536,984	314,691
Depreciation and amortization	699,237	166,083	1,244,574	273,916
Total costs and expenses	7,718,905	1,687,173	13,633,622	2,714,830
Operating loss	(7,189,198)	(1,614,232)	(12,725,881)	(2,641,889)
Other income:
Other income, net	48,549		53,687	7,846
Changes in fair value of convertible notes	(13,423,204)	-	(14,571,109)	-
Interest expense	(155,854)	-	(163,855)	-
Loss before income tax expense	(20,719,707)	(1,614,232)	(27,407,158)	(2,634,043)
Income tax expense	(1,600)	(713)	(1,789)	(713)
Net loss	(20,721,307)	(1,614,945)	(27,408,947)	(2,634,756)

Net loss per common share, basic and diluted	$(23.01)	$(3.04)	$(31.52)	$(5.10)
Weighted-average shares outstanding, basic and diluted	900,475	532,087	869,488	516,321

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PSQ HOLDINGS, INC (dba PublicSq.)

Condensed Consolidated Statements of Changes in Stockholders’ (Deficit) Equity (Unaudited)

	Common Stock		Additional Paid- In	Subscription	Accumulated	Total Stockholders’ (Deficit)
	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance at December 31, 2022	771,155	$771	$12,384,206	$(99,612)	$(8,883,952)	$3,401,413
Issuance of common stock for cash	74,320	74	2,500,039	—	—	2,500,113
Receipt of subscription receivable	—	—	—	100,012	—	100,012
Issuance of common stock for asset acquisition	55,000	55	1,334,795	—	—	1,334,850
Net loss	—	—	—	—	(6,687,640)	(6,687,640)
Balance at March 31, 2023	900,475	$900	$16,219,040	$400	$(15,571,592)	$648,748
Repayment of subscription payable	—	—	—	(400)	—	(400)
Net loss	—	—	—	—	(20,721,307)	(20,721,307)
Balance at June 30, 2023	900,475	$900	$16,219,040	$—	$(36,292,899)	$(20,072,959)

	Common Stock		Additional Paid- In	Subscription	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance at December 31, 2021	485,731	$486	$2,799,994	$(34,600)	$(1,905,376)	$860,504
Issuance of common stock for cash	25,845	26	810,219	—	—	810,245
Receipt of subscription receivable	—	—	—	35,000	—	35,000
Net loss	—	—	—	—	(1,019,811)	(1,019,811)
Balance at March 31, 2022	511,576	$512	$3,610,213	$400	$(2,925,187)	$685,938
Issuance of common stock for cash	40,285	40	1,455,060	—	—	1,455,100
Net loss	—	—	—	—	(1,614,945)	(1,614,945)
Balance at June 30, 2022	551,861	$552	$5,065,273	$400	$(4,540,132)	$526,093

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PSQ HOLDINGS, INC (dba PublicSq.)

 Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the six months ended June 30,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(27,408,947)	$(2,634,756)
Adjustment to reconcile net loss to cash used in operating activities:
Change in fair value of convertible notes	14,571,109	-
Depreciation and amortization	1,244,574	273,916
Non-cash operating lease expense	82,673	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(745,075)	(90,614)
Deposits	(30,202)	(5,463)
Accounts payable	149,173	434,142
Accrued expenses	2,135,248	61,240
Deferred revenue	63,867	4,590
Operating lease payments	(80,071)	-
Net cash used in operating activities	(10,017,651)	(1,956,945)

Cash flows from Investing Activities
Purchase of short-term investments	(10,049,870)	-
Software development costs	(992,467)	(688,605)
Purchase of intangible assets	(86,601)	-
Purchase of property and equipment	(113,064)	(21,465)
Net cash used in investing activities	(11,242,002)	(710,070)

Cash flows from Financing Activities
Proceeds from the issuance of common stock	2,600,125	2,300,345
Repayment of subscription payable	(400)	-
Proceeds from issuance of convertible notes	22,500,000	-
Net cash provided by financing activities	25,099,725	2,300,345

Net increase (decrease) in cash and cash equivalents	3,840,072	(366,670)
Cash and cash equivalents, beginning of period	2,330,405	399,403
Cash and cash equivalents, end of the period	$6,170,477	$32,733

Supplemental Non-Cash Investing and Financing Activity
Brand intangible purchase for stock	$1,334,850	$-
Subscription receivable (payable)	$-	$(400)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

PSQ Holdings, Inc. dba PublicSq. (“PublicSq.” or the “Company”) is a Delaware corporation headquartered in California. The Company operates the website and mobile application as Public Sq. The Company is a values-focused organization that provides other values-focused (patriotic, American made, etc.) small businesses with a platform to access consumers that are drawn to patriotic values.  The Company generates revenue from advertising revenues.

In February 2023, the Company acquired the assets of EveryLife, Inc. (“EveryLife”) by way of a stock for stock exchange. Pursuant to that agreement, the Company acquired a brand name in exchange for 55,000 shares of the Company’s common stock. On July 13, 2023, the Company launched the brand and began generating revenue from sales of diapers and wipes from this operation.

Merger Agreement

On July 19, 2023 (the “Closing Date”), the Company consummated the Business Combination (as defined below), pursuant to the terms of the Merger Agreement dated February 27, 2023 with Colombier Acquisition Corp., a Delaware corporation (“Colombier”), Colombier-Liberty Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Colombier (“Merger Sub”), and Colombier Sponsor, LLC (the “Sponsor”), a Delaware limited liability company, in its capacity as Purchaser Representative (the “Purchaser Representative”), and PSQ Holdings, Inc., a Delaware corporation (“PSQ”), (collectively the “Combined Company”).

At Closing, pursuant to the terms of the Merger Agreement and after giving effect to the redemptions of Class A Common Stock, par value $0.0001 per share, of Colombier (the “Colombier Class A Common Stock”) by public stockholders of Colombier:

●	all options, convertible notes, warrants and other rights to subscribe for or purchase any capital stock of PSQ or securities convertible into or exchangeable for, or that otherwise conferred on the holder any right to acquire, any capital stock of PSQ which remained outstanding and had not been exercised or did not convert automatically into shares of PSQ Common Stock (as defined below) prior to the effective time of the Merger (the “Effective Time”) were cancelled without consideration;

●	each share of PSQ Common Stock, par value $0.001 per share (“PSQ Common Stock”), including shares of PSQ Common Stock issued upon conversion of outstanding convertible notes of PSQ that automatically converted into shares of PSQ Common Stock immediately prior to the completion of the Merger, in each case other than shares of PSQ Common Stock held by Michael Seifert, was automatically converted into the right to receive 19.476836 shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Class A Common Stock”); and

●	each share of PSQ Common Stock held by Mr. Seifert was automatically converted into the right to receive 19.476836 shares of Class C Common Stock, par value $0.0001 per share, of the Company (“Class C Common Stock” and, together with Class A Common Stock, “Company Common Stock”).

The Merger and the other transactions described in the Merger Agreement collectively herein are described as the “Business Combination”.

In addition to the right of holders’ of PSQ Common Stock immediately prior to the Effective Time (the “PSQ Stockholders”) to receive Class A Common Stock or Class C Common Stock, as applicable, in the Merger, PSQ Stockholders and certain executive officers, employees and service providers of PSQ (the “Deemed Equity Holders” and, together with the PSQ Stockholders, the “Participating Equityholders”) will be entitled to receive up to 3,000,000 shares of Class A Common Stock (the “Earnout Shares”) in the event certain trading price-based metrics are satisfied during the five (5)-year period commencing on the date of the Closing and ending on the fifth anniversary thereof (the “Earnout Period”), or, if earlier, upon the occurrence of a change of control transaction (as defined in the Merger Agreement) during the Earnout Period with an implied per share price that exceeds the relevant trading price-based metrics. Specifically, Earnout Shares will be earned if one or more of the three (3) triggering events described below occurs:

●	in the event that, and upon the date during the Earnout Period on which, the volume-weighted average trading price of Class A Common Stock quoted on the New York Stock Exchange (“NYSE”) (or such other exchange on which the shares of Class A Common Stock are then listed) for any twenty (20) trading days within any thirty (30) consecutive trading day period (the “Earnout Trading Price”) is greater than or equal to $12.50, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 Earnout Shares;

●	in the event that, and upon the date during the Earnout Period on which, the Earnout Trading Price is greater than or equal to $15.00, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 additional Earnout Shares; and

●	in the event that, and upon the date during the Earnout Period on which, the Earnout Trading Price is greater than or equal to $17.50, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 additional Earnout Shares.

Each share of the Company’s Class C Common Stock entitles its holder, initially Michael Seifert, to a number of votes per share (rounded up to the nearest whole number) equal to (a) the aggregate number of outstanding shares of Class A Common Stock entitled to vote on the applicable matter as of the applicable record date plus 100, divided by (b) the aggregate number of outstanding shares of Class C Common Stock (the “Per Share Class C Voting Power”). As of the Closing Date, as a result of his ownership of 100% of the outstanding Class C Common Stock, Mr. Seifert has approximately 52.62% of the voting power of the Company, and the result of most matters to be voted upon by the Company’s stockholders will be controlled by Mr. Seifert, who can base his vote upon his best judgment and his fiduciary duties to PSQ stockholders. Each share of Class C Common Stock held by Mr. Seifert may be converted by Mr. Seifert at any time into one (1) share of Class A Common Stock.

Additionally, on the Closing Date, in connection with the consummation of the Business Combination, Colombier changed its name from Colombier Acquisition Corp. to PSQ Holdings, Inc. Beginning on July 19, 2023, the Company’s common stock and warrants trade on the NYSE under the ticker symbols “PSQH” and “PSQH.WS,” respectively.

PSQ has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	PSQ’s existing stockholders will have the ability to control decisions regarding election and removal of directors and officers of the Combined Company;

●	PSQ is the larger entity in terms of substantive operations and employee base;

●	PSQ will comprise the ongoing operations of the Combined Company; and

●	PSQ’s existing senior management will be the senior management of the Combined Company.

Accordingly, the Business Combination will be accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under this method of accounting, although Colombier acquired all of the outstanding equity interests of PSQ in the Business Combination, Colombier is treated as the “acquired” company and PSQ is treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of PSQ issuing stock for the net assets of Colombier, accompanied by a recapitalization. The net assets of Colombier will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of PSQ.

Note 2 — Liquidity

Historically, the Company’s primary sources of liquidity have been funds from financing activities. The Company reported net losses of $27,408,947 and $2,634,756 for the six months ended June 31, 2023 and 2022, and had negative cash flows from operations of $10,017,651 and $1,956,945 for the six months ended June 30, 2023 and 2022, respectively. As of June 30, 2023, the Company had aggregate cash and short-term investments of $16,220,347 and positive net working capital of $14,205,627. In conjunction with the consummation of the Business Combination, the Company received proceeds totaling $34,938,880 in July 2023, after giving effect to Colombier’s stockholder redemptions and before payment of transaction expenses, which will be utilized to fund operations and the Company’s growth plans. The Company believes that as a result of the Business Combination its existing cash and short-term investments, as well as, proceeds received will be sufficient to fund operations and capital needs for the next year from the date the condensed consolidated financial statements were available to be issued.

The Company’s future capital requirements will depend on many factors including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company may need to raise additional financing. While there can be no assurances, the Company may need to pursue issuances of additional equity raises and debt rounds of financing. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. GAAP and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, certain information and footnote disclosures normally included in consolidated financial statements in accordance with U.S. GAAP have been omitted. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2023 are not necessarily indicative of the results that may be expected for the year ending December 31, 2023.

Use of Estimates

The preparation of the accompanying condensed consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. Such estimates include, but are not limited to, revenue recognition, intangible assets, estimation of contingencies, recoverability of deferred tax assets, the incremental borrowing rate applied to lease accounting and estimation of income taxes. Our actual results may differ from our estimates.

Earnings (Loss) Per Share

The Company computes basic earnings per share (“EPS”) by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings (loss) per share is calculated by dividing net earnings (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation. As of June 30, 2023 and December 31, 2022, there were no anti-dilutive shares or common stock equivalents outstanding.

Revenue Recognition

Revenue is accounted for under Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers through the following steps:

■	Identify the contract with a customer;

■	Identify the performance obligations in the contract;

■	Determine the transaction price;

■	Allocate the transaction price to performance obligations in the contract; and

■	Recognize revenue when or as the Company satisfies a performance obligation.

The Company noted that through the advertising subscription agreements, the Company provides a service: access and exposure to a directory of businesses and customers. Additionally, for some contracts, push notifications and email blasts are also included as services to the Company’s customer.

Advertising services

Advertising revenue is generated by displaying ad products and services on the Company’s platform. Customers enter into advertising subscription arrangements. The Company recognizes revenues over-time as the ads are displayed over the subscription period so the Company is providing a service and the service is being consumed by the customer simultaneously over the period of service. In general, we report advertising revenue on a gross basis, since we control the advertising inventory before it is transferred to our customers. Our control is evidenced by our sole ability to monetize the advertising inventory before it is transferred to our customers.

The Company recognizes revenue from push notifications and email blasts at a point in time when delivered. Push notifications and email blasts are considered delivered when an ad is displayed to users. When a customer enters into an advertising subscription arrangement that includes push notifications and/or email blasts, the Company allocates a portion of the total consideration to the push notification and email blast performance obligations based on the residual approach.

Contract liabilities

Contract liabilities consist of deferred revenue and include payments received in advance of performance under the contract. Such amounts are recognized over the contractual subscription period which is generally a three month period.

Other Revenue Policies

Applying the practical expedient in paragraph ASC 606-10-32-18, the Company does not assess whether a contract has a significant financing component if the expectation at contract inception is that the period between payment by the customer and the transfer of the promised products to the customer will be one year or less, which is the case with substantially all customers.

Applying the practical expedient in ASC 340-40-25-4, the Company recognizes the incremental costs of obtaining contracts as an expense when incurred if the amortization period of the assets that the Company otherwise would have recognized is one year or less. These costs are included in operating expenses.

Customer Concentration

As of June 30, 2023 and December 31, 2022, no customers accounted for more than 10% of accounts receivable.  For the three and six months ended June 30, 2023 and 2022, no customers accounted for more than 10% of revenues.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents. The carrying values of cash and cash equivalents approximate their fair values due to the short-term nature of these instruments. As of June 30, 2023 and December 31, 2022, there were no cash equivalents. The Company maintains cash accounts with financial institutions. At times, balances in these accounts may exceed federally insured limits. The amounts over these insured limits as of June 30, 2023 and December 31, 2022, was approximately $5,800,000 and $2,100,000, respectively. No losses have been incurred to date on any deposits.

Short-Term Investments

Short-term investments are classified as available for sale and are comprised of US Treasury Bills with original maturities of four (4) months or greater and carried at fair value, which is determined using level 1 inputs. The amortized cost of short-term investments as of June 30, 2023 and December 31, 2023 was $10,049,870 and $0, respectively. Short-term investments have maturity dates ranging from two (2) months to eight (8) months from June 30, 2023.

Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line basis over the estimated useful lives of the respective asset. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

Assets	Estimated Useful Life
Furniture and fixtures	7 years

Intangible Assets

Intangible assets consist of purchased technology and brand name that were acquired through an acquisition and are amortized on a straight-line basis over useful lives ranging from 5 to 15 years. The Company reviews the recoverability of its intangible assets by comparing the carrying value of such assets to the related undiscounted value of the projected cash flows associated with the assets, or asset group. If the carrying value is found to be greater, the Company records an impairment loss for the excess of book value over fair value. No impairment of the Company’s intangible assets was recorded for the six months ended June 30, 2023 and year ended December 31, 2022.

Capitalized Software

The Company capitalizes costs related to the development of its internal accounting software and certain projects for internal use in accordance with ASC 350 - Intangibles – Goodwill and Other. The Company capitalizes costs to develop its mobile application and website when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed, and the software will be used as intended. Costs incurred during the preliminary planning and evaluation stage of the project and during the post implementation operational stage, including maintenance, are expensed as incurred. Costs incurred for enhancements that are expected to result in additional functionality are capitalized and expensed over the estimated useful life of the upgrades on a per project basis. Amortization is computed on an individual product basis over the estimated economic life of the product using the straight-line method. Software development costs expensed and not capitalized, which are included in research and development expense in the accompanying condensed consolidated statements of operations, were $124,963 and $22,540 for the three months ended June 30, 2023 and 2022 and $205,574 and $41,073 for the six months ended June 30, 2023, and 2022, respectively. The gross capitalized software development costs included in intangible assets in the accompanying condensed consolidated balance sheets as of June 30, 2023 and December 31, 2022, were $3,169,521 and $2,177,053, respectively.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including intangible, capitalized software and lease assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured first by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are impaired, an impairment loss would be recognized based on the excess of the carrying amount of the asset above the fair value of the asset.

Convertible Notes

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. In this case, the convertible notes represent a financial instrument other than an outstanding share that embodies a conditional obligation that the issuer must or may settle by issuing a variable number of its equity shares. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the convertible notes date with a charge to expense in accordance with ASC-480 - Distinguishing Liabilities from Equity.

Leases

The Company determines if an arrangement is a lease at inception. For leases where the Company is the lessee, right-of-use (“ROU”) assets represent the Company’s right to use the underlying asset for the term of the lease and the lease liabilities represent an obligation to make lease payments arising from the lease. The Company’s lease agreement contains rent escalation provisions, which are considered in determining the ROU assets and lease liabilities. The Company begins recognizing rent expense when the lessor makes the underlying asset available for use by the Company. Lease liabilities are recognized at the lease commencement date based on the present value of the future lease payments over the lease term. Lease renewal periods are considered on a lease-by-lease basis in determining the lease term. The interest rate the Company uses to determine the present value of future lease payments is the Company’s incremental borrowing rate because the rate implicit in the Company’s leases is not readily determinable. The incremental borrowing rate is a hypothetical rate for collateralized borrowings in economic environments where the leased asset is located based on credit rating factors. The ROU asset is determined based on the lease liability initially established and adjusted for any prepaid lease payments and any lease incentives received. The lease term to calculate the ROU asset and related lease liability includes options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option. Certain leases contain variable costs, such as common area maintenance, real estate taxes or other costs. Variable lease costs are expensed as incurred on the statements of operations.

Operating leases are included in the ROU assets and lease liabilities on the condensed consolidated balance sheets. The Company has no finance leases.

Income Taxes

The Company accounts for income taxes using the asset and liability method of accounting for income taxes.

Deferred tax assets are determined based on the difference between the financial statement basis and tax basis as well as net operating loss or other tax credit carryforwards, if any, and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized. If the Company’s assessment of the realizability of a deferred tax asset changes, an increase to a valuation allowance will result in a reduction of net earnings at that time, while the reduction of a valuation allowance will result in an increase of net earnings at that time.

The Company follows ASC Topic 740-10-65-1 in accounting for uncertainty in income taxes by prescribing rules for recognition, measurement, and classification in the condensed consolidated financial statements of tax positions taken or expected to be in a tax return. This prescribes a two-step process for the financial statement measurement and recognition of a tax position. The first step involves the determination of whether it is more likely than not (greater than 50 percent likelihood) that a tax position will be sustained upon examination, based on the technical merits of the position. The second step requires that any tax position that meets the more likely than not recognition threshold be measured and recognized in the condensed consolidated financial statements at the largest amount of benefit that is a greater than 50 percent likelihood of being realized upon ultimate settlement. This topic also provides guidance on the accounting for related interest and penalties, financial statement classification and disclosure. The Company’s policy is that any interest or penalties related to uncertain tax positions are recognized in income tax expense when incurred. The Company has no uncertain tax positions or related interest or penalties requiring accrual for the six months ended June 30, 2023 and 2022.

Share Based Compensation

The Company recognizes an expense for share-based compensation awards based on the estimated fair value of the award on the date of grant.

The Company accounts for share-based compensation under the provisions of ASC Topic 718. As noted above, ASC Topic 718 requires that share-based payment transactions with employees and non-employees, in certain cases, be recognized in the condensed consolidated financial statements based on their fair value. As of June 30, 2023 and December 31, 2022, there were no board approved grants of share-based compensation awards.

Research and Development

The Company expenses research and development costs as incurred, except for certain internal-use software development costs, which may be capitalized as noted above. Research and development expenses consist primarily of software development costs, including employee compensation and external contractors, associated with the ongoing development of the Company’s technology.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset, or the amount paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). We classify fair value balances based on the observability of those inputs. The three levels of the fair value hierarchy are as follows:

Level 1 — Inputs based on unadjusted quoted market prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 — Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data.

Level 3 — Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are both unobservable for the asset and liability in the market and significant to the overall fair value measurement.

On February 23, 2023, the Company acquired the assets of EveryLife by way of a stock for stock exchange (See Note 4 “Asset Acquisition”). The assets acquired have been recorded at their relative fair value based on a valuation obtained by the Company using the market approach.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement. The Company establishes the fair value of its assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including accounts receivable, accounts payable, accrued expenses, debt at fixed interest rates, and other liabilities approximate fair value due to their relatively short maturities.

The fair value of the convertible notes (See Note 12 “Convertible Promissory Notes”) as of June 30, 2023 required the use of an option pricing method and equity allocation. The Company’s convertible notes are considered a Level 3 financial instrument and are reviewed quarterly to determine their fair value. Changes in economic conditions or model-based valuation techniques may require the transfer of financial instruments between levels.

The fair values of U.S. treasury bonds are based on quoted market prices in active markets, and are included in the Level 1 fair value hierarchy. The Company believes the market for U.S. treasury bonds is an actively traded market given the high level of daily trading volume.

The Company’s policy is to record transfers between levels, if any, as of the beginning of the fiscal year. For the three and six months ended June 30, 2023 no transfers have been recognized.

Advertising

The Company expenses advertising costs as incurred. Advertising expenses were $1,036,439 and $333,308 for the six months ended June 30, 2023, and 2022, which are included in sales and marketing expenses in the accompanying condensed consolidated statements of operations, respectively.

Segments and Geographical Information

Operating segments are defined as components of an enterprise for which separate discrete financial information is evaluated regularly by our chief executive officer, who is the chief operating decision maker (“CODM”), in deciding how to allocate resources and assess performance. The CODM reviews financial information at the company level for the purposes of allocating resources and evaluating financial performance. Accordingly, the Company operates and manages its business as one operating segment and one reportable segment within the United States.

New Accounting Pronouncements

Recently Issued Accounting Standards

Emerging Growth Company Status

The Company is expected to be an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these condensed consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

In September 2022, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2022-04 – Liabilities—Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations which is intended to enhance the transparency surrounding the use of supplier finance programs. The guidance requires companies that use supplier finance programs to make annual disclosures about the program’s key terms, the balance sheet presentation of related amounts, the confirmed amount outstanding at the end of the period and associated rollforward information. Only the amount outstanding at the end of the period must be disclosed in interim periods. The guidance does not affect the recognition, measurement or financial statement presentation of supplier finance program obligations. The guidance becomes effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, except for the rollforward information, which is effective for fiscal years beginning after December 15, 2023. The Company does not have any supplier finance programs and does not believe the impact of adopting this accounting standard update will be material to the condensed consolidated financial statements.

In October 2021, the FASB issued ASU No. 2021-08 – Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805). This ASU requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. For the Company, the new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Adoption of the ASU should be applied prospectively. Early adoption is also permitted, including adoption in an interim period. The Company is currently evaluating the impact of this accounting standard update on its condensed consolidated financial statements.

Recently Adopted Accounting Standards

In June 2016, the FASB issued ASU 2016-13 – Measurement of Credit Losses on Financial Instruments (Topic 326). This standard requires a new method for recognizing credit losses that is referred to as the current expected credit loss (“CECL”) method. The CECL method requires the recognition of all losses expected over the life of a financial instrument upon origination or purchase of the instrument unless the Company elects to recognize such instruments at fair value with changes in profit and loss (the fair value option). This standard is effective for the Company for fiscal years beginning after December 15, 2022. The adoption of ASU 2016-13 did not have a material impact on the condensed consolidated financial statements.

Note 4 — Asset Acquisition

EveryLife Inc.

On February 23, 2023, the Company acquired the assets of EveryLife by way of a stock for stock exchange. Pursuant to that agreement, the Company acquired a brand name in exchange for 55,000 shares of the Company’s common stock. Through the stock for stock exchange agreement, the Company acquired EveryLife’s marketing related intangibles which consist of a brand name.

This acquisition was accounted for as an asset purchase. The cost of a group of assets acquired in an asset acquisition shall be allocated to the individual assets acquired or liabilities assumed based on their relative fair values and shall not give rise to goodwill.

The following table presents the acquisition date fair value of the asset acquired:

Assets acquired:
Balance – January 1, 2023	$-
Issuance of common stock at fair value	$1,334,850
Balance – March 31, 2023	1,334,850
Legal costs capitalized	42,611
Balance – June 30, 2023	$1,377,461

Note 5 — Revenue

The following table summarizes the Company’s revenues disaggregated by type of service:

	For the three months ended June 30		For the six months ended June 30,
	2023	2022	2023	2022
Subscription advertising (over-time)	$454,459	$65,969	$723,822	$65,969
Push notifications/email blasts (point-in-time)	75,248	6,972	183,919	6,972
Total revenues	$529,707	$72,941	$907,741	$72,941

Note 6 — Prepaid Expenses and Other Current Assets

The following table summarizes prepaid expenses and other current assets:

	June 30, 2023	December 31, 2022
Prepaid professional fees	$10,786	$140,000
Prepaid recruiting expenses	262,485	50,600
Prepaid advertising expenses	346,600	23,393
Prepaid software expenses	199,253	54,376
Prepaid inventory costs	85,020	-
Other	130,310	21,010
Total prepaid expenses and other current assets	$1,034,454	$289,379

Note 7 — Property and Equipment, Net

The following table summarizes property and equipment, net:

	June 30, 2023	December 31, 2022
Furniture and fixtures - cost	$142,994	$29,930
Less: Accumulated depreciation	(5,641)	(3,207)
Property and equipment, net	$137,353	$26,723

Depreciation expenses were $2,394 and $767 for the three months ended June 30, 2023 and 2022, respectively and $2,434 and $767 for the six months ended June 30, 2023 and 2022, respectively.

Note 8 — Intangible Assets, Net

The following table summarizes intangible assets, net:

	Useful Life	June 30, 2023	December 31, 2022
Capitalized software development costs	2 years	$3,169,521	$2,177,053
Purchased technology	1-15 years	72,488	28,500
Brand name	10 years	1,377,461	-
Total intangible assets		4,619,470	2,205,553
Less: Accumulated amortization		(2,180,019)	(937,880)
Total intangible assets, net		$2,439,451	$1,267,673

Amortization expenses were $696,843 and $165,316 for the three months ended June 30, 2023 and 2022, respectively and $1,242,140 and $273,149 for the six months ended June 30, 2023 and 2022, respectively.

As of June 30, 2023, estimated future amortization expense is expected as follows:

Remainder of 2023	$1,118,473
2024	152,677
2025	152,677
2026	152,677
2027	152,677
Thereafter	710,270
$2,439,451

Note 9 — Leases

Since inception, the Company has entered into three leases for office suites in California, two were short-term and one lease was long-term and expires in 2024. Termination of the lease is prohibited unless there is a violation under the lease agreement. The lease has escalating payments from $15,538 per month to $16,719 per month. In determining the length of the lease term, the Company determined there was no embedded extension option. At lease commencement date, the Company estimated the lease liability and the right-of-use assets at present value using the Company’s estimated incremental borrowing rate of 10.5%

Rent expense under the operating leases included in the results of operations, inclusive of common area maintenance charges and real estate taxes, was $62,696 and $25,369 for the three months ended June 30, 2023 and 2022, respectively and $112,068 and $42,542 for the six months ended June 30, 2023 and 2022, respectively.

The following amounts were recorded in the Company’s condensed consolidated balance sheets relating to its operating lease and other supplemental information:

	June 30, 2023	December 31, 2022
ROU assets	$210,847	$293,520
Lease liabilities:
Current lease liabilities	$185,673	$169,275
Non-current lease liabilities	33,293	129,762
Total lease liabilities	$218,966	$299,037
Other supplemental information:
Weighted average remaining lease term	1.50 years	2 years
Weighted average discount rate	10.50%	10.50%

The following table presents the lease payments relating to the Company’s operating leases:

Fiscal Year	June 30, 2023	December 31, 2022
Remainder of 2023	$97,953	$191,183
2024	133,753	133,753
Total lease payments	231,706	324,936
Less: imputed interest	(12,740)	(25,899)
Present value of operating lease liabilities	$218,966	$299,037

Note 10 — Accrued Expenses

The following table summarizes accrued expenses:

	June 30, 2023	December 31, 2022
Accrued contract labor	$-	$19,781
Accrued payroll	15,478	1,075
Accrued legal	1,809,929	20,638
Accrued consulting fees	186,873	—
Accrued interest	164,462	—
Total accrued expenses	$2,176,742	$41,494

Note 11 — Share Based Compensation

On February 10, 2022, the Board of Directors of the Company approved the PSQ Holdings, Inc. 2023 Equity Incentive Plan, whereby it may grant to certain employees and advisors an award, such as, (a) incentive stock options, (b) non-qualified stock options, (c) restricted stock and (d) restricted stock units, of the Company. As of June 30, 2023 and December 31, 2022, no awards have been issued to employees, board members or strategic partners.

Note 12 — Convertible Promissory Notes

During the six months ended June 30, 2023, the Company has issued convertible promissory notes (the “Notes”) in the total amount of $22,500,000 that accrue interest at the rate of 5% per annum until converted or paid in full upon maturity being December 31, 2024.

Unless earlier converted, the entire outstanding principal and accrued interest (the “Balance”) under the Notes shall automatically convert into common stock of the Company at the close of business on December 31, 2024 if, by that time, the Company has not become a publicly-traded company with a class of common equity listed on a national securities The Notes may not be prepaid or redeemed by the Company in cash unless such prepayment or redemption is consented to by the holders of a majority in interest of the Notes then outstanding. As described in Note 1, on July 19, 2023, the Company consummated the Business Combination and became a publicly-traded company at which time the Balance under each Note converted automatically into shares of PSQ Common Stock at a conversion price per share based upon an implied $100 million fully diluted pre-money valuation, excluding the Notes.

The Notes are required to be recorded at their initial fair value on the date of issuance under ASC 480-10-25-14, and each balance sheet date thereafter. Changes in the estimated fair value of the Notes are recognized as non-cash gains or losses in the condensed consolidated statements of operations.

The change in the fair value of the Notes measured with Level 3 inputs for the three and six months ended June 30, 2023 is summarized as follows:

Convertible Notes
Fair value as of January 1, 2023	-
Principal balance of convertible notes issued	2,050,000
Change in valuation inputs or other assumptions	$1,147,905
Fair value as of March 31, 2023	3,197,905
Principal balance of convertible notes issued	20,450,000
Change in valuation inputs or other assumptions	13,423,204
Fair value as of June 30, 2023	$37,071,109

The Company estimated on June 30, 2023 that the Business Combination would close imminently and with 100% certainty. Accordingly, the valuation of the Notes utilized inputs which were derived from the value of the Company as if the Business Combination occurred.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

Exercise Price	$-
Risk-Free Rate	4.1%
Maturity (in years)	1.8
Volatility	75.0%

Note 13 — Stockholders’ (Deficit) Equity

Common Stock

As of June 30, 2023 and December 31, 2022, the Company had 900,475 and 771,155 shares of common stock issued, authorized and outstanding at $0.001 par value per share, respectively.

Each share of Common Stock has one vote and has similar rights and obligations.

Note 14 — Commitments and Contingencies

Contingent Legal Fees

As of June 30, 2023, approximately $805,000 of legal fees invoiced to the Company were contingent upon the completion of the Business Combination transaction. These contingent fees were not accrued on the Company’s condensed consolidated balance sheet as of June 30, 2023. In connection with the closing of the Business Combination, on July 19, 2023, the Company paid $3 million in legal fees, including the total contingent amount.

Advertising Commitment

In April 2023, the Company entered into an advertising agreement with a media group for the purpose of promoting the Company and its services on a national platform. In connection with this agreement, the Company committed to pay $377,000 in 8 monthly installments. As of June 30, 2023, the Company has recorded and paid $94,250 of this commitment.

Other Legal Matters

From time to time in the ordinary course of business, the Company may be subject to various claims, charges, and litigation. At June 30, 2023 and December 31, 2022, the Company did not have any pending claims, charges or litigation that were expected to have a material adverse impact on its financial position, results of operations or cash flows.

Note 15 — Subsequent Events

The Company has evaluated and recognized or disclosed subsequent events, as appropriate, from the balance sheet date through August 9, 2023, the date the condensed consolidated financial statements were available to be issued.

On July 13, 2023, the Company launched the EveryLife brand and began generating revenue for this operation (See Note 1 “Organization and Business Operations”).

On July 19, 2023, the Company consummated the Business Combination (See Note 1 “Organization and Business Operations”).